UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): December 18, 2007

The Navigators Group, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-15886	13-3138397
(State of	(Commission	(I.R.S. Employer
organization)	File Number)	Identification No.)

One Penn Plaza, New York, NY	10119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 934-8999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

                        On December 18, 2007, The Navigators Group, Inc. (the “Company”) approved a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to facilitate the repurchase of shares of the Company’s common stock under its previously announced plan to repurchase up to $30,000,000 of its common stock through December 31, 2008.

                        The Company’s 10b5-1 Plan provides that a broker selected by the Company has the authority to repurchase shares of common stock pursuant to the terms and limitations specified in the 10b5-1 Plan, including compliance with Rule 10b-18 under the Exchange Act.  The Rule 10b5-1 Plan will allow the Company’s broker to repurchase shares of common stock on behalf of the Company during prohibited trading periods in connection with the Company’s quarterly earnings releases in 2008, to the extent such purchases are permitted pursuant to Regulation M under the Exchange Act.  There can be no assurance that any stock will be repurchased by the Company either through its Rule 10b5-1 Plan or otherwise.

                        The Company may suspend or terminate its Rule 10b5-1 Plan at any time, so long as the suspension or termination does not result in a violation of applicable securities laws.

SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.
(Registrant)

/s/ Elliot S. Orol
	Name:	Elliot S. Orol
		Title:	Senior Vice President, General Counsel
and Secretary

Date: December 18, 2007